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                                                               EXHIBIT e(1)(c)


                              AMENDMENT NO. 2
                                     TO
                       MASTER DISTRIBUTION AGREEMENT
                        (CLASS A AND CLASS C SHARES)

         The Master Distribution Agreement (the "Agreement"), dated
June 24, 1998 by and between AIM Special Opportunities Funds, a Delware business trust, with respect to each of the Class A and Class C Shares of each series of shares of beneficial interest as set forth in the Agreement, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                "APPENDIX A
                                     TO
                       MASTER DISTRIBUTION AGREEMENT
                                     OF
                      AIM SPECIAL OPPORTUNITIES FUNDS
                        (CLASS A AND CLASS C SHARES)

CLASS A AND CLASS C SHARES
--------------------------

AIM Large Cap Opportunities Fund
AIM Mid Cap Opportunities Fund
AIM Small Cap Opportunities Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  September 27, 1999
        ------------

                                              AIM SPECIAL OPPORTUNITIES FUNDS


Attest: /s/ P. MICHELLE GRACE                  By: /s/ ROBERT H. GRAHAM
        ------------------------                  --------------------------
         Assistant Secretary                       President

(SEAL)

                                              A I M DISTRIBUTORS, INC.



Attest: /s/ P. MICHELLE GRACE                  By: /s/ ROBERT H. GRAHAM
        ------------------------                  --------------------------
        Assistant Secretary                       Senior Vice President

(SEAL)